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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 20, 2005

                    CARDIODYNAMICS INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

          California                     0-11868                95-3533362
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  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)         Identification No.)

    6175 Nancy Ridge Drive, San Diego, California                 92121
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       (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (858)-535-0202

                                       n/a
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In light of the new accounting regulations that are expected to take effect in the Company's next fiscal year, on October 20, 2005, the Board of Directors of CardioDynamics (the "Company") accelerated the vesting of all unvested, out-of-the-money, employee explicit service period stock options granted under the Company's Stock Option Plans. The Board took this action with the belief that it is in the best interests of the Company's stockholders as it will reduce the Company's reported compensation expense in future periods.

A stock option was considered "out-of-the-money" if the stock option exercise price was $2.00 or higher (168% of the closing stock price on the acceleration date). As a result of this action, stock options to purchase 1.4 million shares of the Company's common stock became immediately exercisable, including 0.5 million stock options held Company executive officers. The weighted average exercise price of all the accelerated stock options was $4.46.

The accelerated vesting will avoid future compensation expense that the Company would otherwise recognize in its Statement of Operations with respect to these accelerated stock options upon the adoption by the Company of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004, Share - Based Payment ("FAS 123R"). FAS 123R is expected to be effective commencing with the first annual period that begins after June 15, 2005, and will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the Company's financial statements. The Company believes that the future compensation expense that will be avoided, based on the Company's implementation date for FAS 123R of December 1, 2006, will be approximately $0.8 million in fiscal 2006, $0.3 million in 2007, and approximately $0.1 million in fiscal 2008.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CardioDynamics International Corporation

Date: October 20, 2005                  /Stephen P. Loomis/
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                                        Stephen P. Loomis
                                        Chief Financial Officer